Ex 99.1

PO Box 9005
Quakertown, PA 18951-9005
215.538.5600
800.491.9070
QNBBank.com

FOR IMMEDIATE RELEASE

QNB CORP. REPORTS

EARNINGS FOR SECOND QUARTER 2023

QUAKERTOWN, PA (July 25, 2023) QNB Corp. (the “Company” or “QNB”) (OTC Bulletin Board: QNBC), the parent company of QNB Bank (the “Bank”), reported net income for the second quarter of 2023 of $1,887,000, or $0.52 per share on a diluted basis. This compares to net income of $3,349,000, or $0.94 per share on a diluted basis, for the same period in 2022. For the six months ended June 30, 2023, QNB reported net income of $6,005,000, or $1.67 per share on a diluted basis. This compares to net income of $7,059,000, or $1.98 per share on a diluted basis, reported for the same period in 2022.

For the quarter ended June 30, 2023, the annualized rate of return on average assets and average shareholders’ equity was 0.44% and 4.82%, respectively, compared with 0.79% and 9.28%, respectively, for the second quarter 2022.

The operating performance of the Bank, a wholly-owned subsidiary of QNB Corp., declined for the quarter ended June 30, 2023, in comparison with the same period in 2022 due to interest margin compression causing a $1,807,000 decline in net interest income, additional provision for credit losses on loans and commitments of $209,000 and an increase in non-interest expense of $663,000. The change in contribution from QNB Corp. for the quarter ended June 30, 2023, compared with the same period in 2022, is primarily due to the change in fair value of the equities portfolio held at the holding company.

The following table presents disaggregated net income:

	Three months ended,			Six months ended,
	6/30/2023	6/30/2022	Variance	6/30/2023	6/30/2022	Variance
QNB Bank	$1,947,000	$4,082,000	$(2,135,000)	$6,234,000	$7,790,000	$(1,556,000)
QNB Corp	(60,000)	(733,000)	673,000	(229,000)	(731,000)	502,000
Consolidated net income	$1,887,000	$3,349,000	$(1,462,000)	$6,005,000	$7,059,000	$(1,054,000)

Total assets as of June 30, 2023 were $1,650,586,000 compared with $1,668,497,000 at December 31, 2022. Total available-for-sale debt securities decreased $18,784,000, or 3.4%, to $527,741,000, primarily due to sales of $9,081,000 and paydowns. Loans receivable declined

$9,641,000 to approximately $1,029,744,000, or 0.9%. Total deposits increased $31,396,000 to $1,449,765,000. Short-term borrowing declined $70,482,000, or 43.7%.

“The past 15 months, the banking and financial service industries have experienced significant increases in interest rates to slow the growth of our economy across our nation. The impact of these changes continues to be evident in our financial results and shows the headwinds community banks have been facing,” stated David W. Freeman, President and Chief Executive Officer. Freeman continued, “However, QNB's ability to maintain a strong liquidity position, to retain and grow customer deposits, and reduce the bank’s short-term borrowing is a testament to the strength of our disciplined management even in these rapidly changing financial times. Furthermore, to strengthen our management of interest rate risk, we have entered into hedging contracts that will help mitigate the impact of increased interest rates moving forward. As always, we continue to focus on our customers, being diligent about loan quality, deposit growth, and investing in the communities and businesses we serve.”

Net Interest Income and Net Interest Margin

Net interest income for the quarter and six months ended June 30, 2023 totaled $9,333,000 and $19,750,000 respectively, a decrease of $1,770,000 and $2,089,000, respectively, from the same periods in 2022. Net interest margin was 2.27% for the second quarter of 2023 and 2.73% for the same period in 2022. Net interest margin was 2.41% for the six months ended June 30, 2023, compared with 2.72% for the same period in 2022.

The yield on earning assets was 3.83% for the second quarter 2023, compared with 3.02% in the second quarter of 2022. For the six-month period ended June 30, 2023, yield on earning assets was 3.80%, compared with 3.00% for the same period in 2022. The cost of interest-bearing liabilities was 1.96% for the quarter and 1.75% for the six months ended June 30, 2023, compared with 0.38% and 0.36% for the same periods in 2022, respectively.

Proceeds from average short-term borrowings and payments received on investment securities over the past year were invested in loans. Loan growth was primarily in commercial real estate, which comprised 41% of average earning assets in the six months of 2023 compared with 37% for the same period in 2022, and the increases in rates on both the commercial real estate loans and the commercial and industrial loans majorly contributed to the 105 basis-point increase in the yield on loans. The decline in the available-for-sale portfolio was primarily in mortgage-backed securities, which comprised 25% of average earnings assets in the six months of 2023 compared with 28% for the same period in 2022. The 126 basis-point increase in the rate paid on deposits and the 255 basis-point increase in the rate on short-term borrowing were the primary contributors to the increase in the cost of funds of 139 basis points, contributing to the decrease in net interest margin.

Asset Quality, Provision for Credit Losses on Loans and Allowance for Credit Losses

QNB adopted ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326) (CECL) effective January 1, 2023. QNB recorded a decrease to its allowance for loan losses of $1,089,000 and an increase to its reserve for unused commitments of $5,000. The impact of this CECL adjustment, net of deferred taxes, of $857,000 was added to shareholders' equity.

QNB recorded $212,000 in provision for credit losses on loans in the second quarter of 2023 compared to no provision in the second quarter of 2022; and reversed $1,571,000 in provision for credit losses on loans for the six months ended June 30, 2023 compared to no provision for the six months ended June 30, 2022. QNB's allowance for credit losses on loans of $8,365,000 represents 0.81% of loans receivable at June 30, 2023, compared to $9,442,000, or 0.91% of loans receivable upon the adoption of CECL on January 1, 2023. Net loan charge-offs were $38,000 for the quarter and net recoveries of $494,000 for the six months ended June 30, 2023, compared with recoveries of $66,000 and $113,000 for the same periods in 2022, primarily due to two commercial customers. Annualized net loan charge-offs for the quarter ended June 30, 2023 was 0.01% and annualized net loan recoveries of 0.03% for the quarter ended June 30, 2022, of average loans receivable, respectively. Annualized net loan recoveries for the six months ended June 30, 2023 and June 30, 2022 were 0.10% and 0.02% of average loans receivable, respectively.

Total non-performing loans, which represent loans on non-accrual status, loans past due 90 days or more and still accruing interest and restructured loans, were $8,827,000, or 0.86% of loans receivable at June 30, 2023, compared with $9,121,000, or 0.88% of loans receivable at December 31, 2022, and $11,394,000, or 1.18% of loans receivable at June 30, 2022. In cases where there is a collateral shortfall on non-accrual loans, specific impairment reserves have been established based on updated collateral values even if the borrower continues to pay in accordance with the terms of the agreement. At June 30, 2023, $4,147,000, or approximately 86% of the loans classified as non-accrual, are current or past due less than 30 days. Commercial loans classified as substandard or doubtful loans totaled $14,806,000 at June 30, 2023, compared with $13,684,000 at December 31, 2022, and $18,836,000 at June 30, 2022.

Non-Interest Income

Total non-interest income was $1,580,000 for the second quarter of 2023 compared with $639,000 for the same period in 2022. There was a net realized gain of $519,000 on the sale of investments for the quarter ended June 30, 2023 compared with a gain of $457,000 for the same period in 2022. Unrealized net loss on investment equity securities was $573,000 for the quarter ended June 30, 2023 compared to a net loss of $1,446,000 for the same period in 2022. The equities portfolio comprises blue-chip large-capitalized stocks, providing a taxable equivalent dividend yield of 3.91%.

Fees for services to customers increased $11,000 to $414,000 for the second quarter of 2023 compared with the same period in 2022, due primarily to increased overdraft occurrences. ATM and debit card income decreased $1,000 to $704,000 for the same period, income is related to card usage. Retail brokerage and advisory income decreased $3,000 to $202,000.

Net gain on sales of loans decreased $5,000 when comparing the second quarter of 2023 with the same period in 2022, as there was a lower of cost or market adjustment on loans held for sale of $5,000 in the second quarter of 2023; there were no sales in the second quarters of 2023 or 2022. Other non-interest income increased $4,000 when comparing the two periods due primarily to credit card income.

For the six months ended June 30, 2023, non-interest income was $2,799,000 an increase of $549,000 compared to the same period in 2022, primarily due to the change in fair value of the equities portfolio of $938,000. Realized gain on sale of securities was $54,000, a decline of $439,000 for the six months ended June 30, 2023, compared with the same period in 2022. Net gain on sale of loans increased $1,000 when comparing the six months ended June 30, 2023 with the same period in 2022. Increases in non-interest income for the six months ended June 30, 2023 compared to the same period in 2022 comprise: fees for services to customers, ATM and debit card fees, and retail brokerage and advisory income, which increased $29,000, $17,000, and $26,000, respectively. Other non-interest income decreased $23,000 due primarily to title insurance income declining $21,000.

Non-Interest Expense

Total non-interest expense was $8,492,000 for the second quarter of 2023 compared with $7,746,000 for the same period in 2022. Salaries and benefits expense increased $570,000, or 13.6%, to $4,775,000 when comparing the two quarters. Salary expense and related payroll taxes increased $433,000, to $3,979,000 during the second quarter of 2023 compared to the same period in 2022. Benefits expense increased $127,000, when comparing the two periods.

Net occupancy and furniture and equipment expense increased $193,000, to $1,467,000 for the second quarter of 2023 due to software maintenance costs. Other non-interest expense decreased $17,000 when comparing second quarter of 2023 with the same period in 2022 due to a $128,000 decrease in Bank shares tax, partly offset by a $116,000 increase in FDIC insurance.

For the six months ended June 30, 2023, non-interest expense was $16,692,000, an increase of $1,133,000, or 7.3%, compared to the same period in 2022.

Provision for income taxes decreased $322,000 to $325,000 in the second quarter of 2023 due to decreased pre-tax income, compared with the same period in 2022. The effective tax rates for the quarter and six months ended June 30, 2023 were 14.7% and 19.4%, respectively, compared with 16.2% and 17.3%, respectively, for the same periods in 2022.

About the Company

QNB Corp. is the holding company for QNB Bank, which is headquartered in Quakertown, Pennsylvania. QNB Bank currently operates twelve branches in Bucks, Montgomery and Lehigh Counties and offers commercial and retail banking services in the communities it serves. In addition, the Company provides securities and advisory services under the name of QNB Financial Services through a registered Broker/Dealer and Registered Investment Advisor, and title insurance as a member of Laurel Abstract Company LLC. More information about QNB Corp. and QNB Bank is available at QNBBank.com.

Forward Looking Statement

This press release may contain forward-looking statements as defined in the Private Securities Litigation Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission, including "Item lA. Risk Factors," set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Contacts:	David W. Freeman	Jeffrey Lehocky
	President & Chief Executive Officer	Chief Financial Officer
	215-538-5600 x-5619	215-538-5600 x-5716
	dfreeman@qnbbank.com	jlehocky@qnbbank.com

QNB Corp.
Consolidated Selected Financial Data (unaudited)
(Dollars in thousands)
Balance Sheet (Period End)	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22
Assets	$1,650,586	$1,626,499	$1,668,497	$1,645,068	$1,646,695
Cash and cash equivalents	34,824	14,201	15,899	17,218	17,094
Investment securities
Debt securities, AFS	527,741	537,904	546,525	555,710	609,567
Equity securities	5,424	11,908	12,056	10,444	11,617
Loans held-for-sale	810	388	-	-	-
Loans receivable	1,029,744	1,011,956	1,039,385	1,008,306	963,414
Allowance for loan losses	(8,365)	(8,191)	(10,531)	(11,338)	(11,297)
Net loans	1,021,379	1,003,765	1,028,854	996,968	952,117
Deposits	1,449,765	1,424,590	1,418,369	1,476,668	1,467,728
Demand, non-interest bearing	212,396	212,259	231,849	236,167	240,281
Interest-bearing demand, money market and savings	962,042	962,315	1,011,071	1,065,472	1,065,638
Time	275,327	250,016	175,449	175,029	161,809
Short-term borrowings	90,845	110,192	161,327	92,896	77,836
Long-term debt	20,000	-	10,000	10,000	10,000
Shareholders' equity	80,945	83,874	70,958	58,124	83,738

Asset Quality Data (Period End)
Non-accrual loans	$4,794	$4,561	$4,820	$6,337	$7,085
Loans past due 90 days or more and still accruing	-	-	-	-	-
Restructured loans	4,033	4,244	4,301	4,357	4,309
Non-performing loans	8,827	8,805	9,121	10,694	11,394
Other real estate owned and repossessed assets	-	-	-	-	-
Non-performing assets	$8,827	$8,805	$9,121	$10,694	$11,394

Allowance for loan losses	$8,365	$8,191	$10,531	$11,338	$11,297

Non-performing loans / Loans excluding held-for-sale	0.86%	0.87%	0.88%	1.06%	1.18%
Non-performing assets / Assets	0.53%	0.54%	0.55%	0.65%	0.69%
Allowance for loan losses / Loans excluding held-for-sale	0.81%	0.81%	1.01%	1.12%	1.17%

QNB Corp.
Consolidated Selected Financial Data (unaudited)
(Dollars in thousands, except per share data)	Three months ended,					Six months ended,
For the period:	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
Interest income	$15,865	$15,463	$14,739	$13,546	$12,327	$31,328	$24,136
Interest expense	6,532	5,046	3,460	1,224	1,224	11,578	2,297
Net interest income	9,333	10,417	11,279	12,322	11,103	19,750	21,839
Provision for credit losses	209	(1,805)	(850)	-	-	(1,596)	-
Net interest income after provision for credit losses	9,124	12,222	12,129	12,322	11,103	21,346	21,839
Non-interest income:
Fees for services to customers	414	402	404	423	403	816	787
ATM and debit card	704	659	704	669	705	1,363	1,346
Retail brokerage and advisory income	202	234	184	194	205	436	410
Net realized gain on investment securities	519	(465)	(227)	-	457	54	493
Unrealized gain (loss) on equity securities	(573)	57	1,602	(1,174)	(1,446)	(516)	(1,454)
Net (loss) gain on sale of loans	(5)	6	-	6	-	1	-
Other	319	326	330	366	315	645	668
Total non-interest income	1,580	1,219	2,997	484	639	2,799	2,250
Non-interest expense:
Salaries and employee benefits	4,775	4,563	4,464	4,371	4,205	9,338	8,471
Net occupancy and furniture and equipment	1,467	1,377	1,259	1,314	1,274	2,844	2,539
Other	2,250	2,260	2,396	2,129	2,267	4,510	4,549
Total non-interest expense	8,492	8,200	8,119	7,814	7,746	16,692	15,559
Income before income taxes	2,212	5,241	7,007	4,992	3,996	7,453	8,530
Provision for income taxes	325	1,123	1,560	634	647	1,448	1,471
Net income	$1,887	$4,118	$5,447	$4,358	$3,349	$6,005	$7,059

Share and Per Share Data:
Net income - basic	$0.52	$1.15	$1.52	$1.22	$0.94	$1.67	$1.99
Net income - diluted	$0.52	$1.15	$1.53	$1.22	$0.94	$1.67	$1.98
Book value	$22.42	$23.32	$19.78	$16.25	$23.47	$22.42	$23.47
Cash dividends	$0.37	$0.37	$0.36	$0.36	$0.36	$0.74	$0.72
Average common shares outstanding -basic	3,598,545	3,588,363	3,577,587	3,567,987	3,559,185	3,593,482	3,556,037
Average common shares outstanding -diluted	3,598,545	3,588,363	3,567,987	3,559,185	3,554,456	3,593,482	3,556,568
Selected Ratios:
Return on average assets	0.44%	0.97%	1.24%	1.00%	0.79%	0.70%	0.84%
Return on average shareholders' equity	4.82%	10.81%	14.38%	11.74%	9.28%	7.78%	9.93%
Net interest margin (tax equivalent)	2.27%	2.55%	2.68%	2.72%	2.73%	2.41%	2.79%
Efficiency ratio (tax equivalent)	76.78%	69.57%	56.20%	64.88%	64.98%	73.06%	63.63%
Average shareholders' equity to total average assets	9.12%	8.99%	8.65%	8.43%	8.53%	9.06%	8.49%
Net loan charge-offs (recoveries)	$38	$(532)	$(43)	$(41)	$(66)	$(494)	$(113)
Net loan charge-offs (recoveries) - annualized / Average loans excluding held-for-sale	0.01%	-0.21%	-0.02%	-0.02%	-0.03%	-0.10%	-0.02%
Balance Sheet (Average)
Assets	$1,719,368	$1,719,167	$1,737,679	$1,727,132	$1,700,600	$1,719,268	$1,688,061
Investment securities (AFS & Equities)	636,110	649,231	673,117	691,010	710,856	642,635	710,485
Loans receivable	1,026,881	1,021,265	1,020,102	984,968	944,773	1,024,088	931,760
Deposits	1,427,238	1,414,764	1,462,654	1,475,668	1,458,921	1,421,035	1,451,526
Shareholders' equity	156,890	154,503	150,281	147,296	144,688	155,704	143,344

QNB Corp. (Consolidated)
Average Balances, Rate, and Interest Income and Expense Summary (Tax-Equivalent Basis)

	Three Months Ended
	June 30, 2023			June 30, 2022
	Average	Average		Average	Average
	Balance	Rate	Interest	Balance	Rate	Interest
Assets
Investment securities:
U.S. Treasury	$3,398	4.81%	$41	$872	0.97%	$2
U.S. Government agencies	101,945	1.11	283	101,936	1.11	283
State and municipal	109,345	2.38	651	130,329	2.40	783
Mortgage-backed and CMOs	406,442	1.76	1,786	458,622	1.59	1,820
Corporate debt securities	6,625	4.42	73	6,688	4.36	73
Equities	8,355	4.65	97	12,409	3.22	100
Total investment securities	636,110	1.84	2,931	710,856	1.72	3,061
Loans:
Commercial real estate	696,223	4.72	8,201	621,225	4.07	6,307
Residential real estate	107,402	3.66	984	104,323	3.32	866
Home equity loans	57,601	6.44	925	54,421	3.73	506
Commercial and industrial	142,438	7.14	2,538	140,840	4.34	1,525
Consumer loans	3,918	7.22	70	4,621	5.14	59
Tax-exempt loans	19,742	3.50	172	19,343	3.39	163
Total loans, net of unearned income*	1,027,324	5.03	12,890	944,773	4.00	9,426
Other earning assets	11,555	6.69	192	4,045	1.93	19
Total earning assets	1,674,989	3.83	16,013	1,659,674	3.02	12,506
Cash and due from banks	13,547			13,716
Allowance for loan losses	(8,297)			(11,266)
Other assets	39,129			38,476
Total assets	$1,719,368			$1,700,600

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing demand	$305,067	0.43%	325	$348,518	0.20%	174
Municipals	114,965	4.36	1,251	109,055	0.43	117
Money market	175,243	2.39	1,044	143,285	0.35	125
Savings	359,733	1.22	1,093	448,915	0.34	383
Time < $100	111,455	2.27	631	90,874	0.75	170
Time $100 through $250	109,462	3.49	953	46,204	0.67	77
Time > $250	38,005	2.82	267	25,489	0.70	45
Total interest-bearing deposits	1,213,930	1.84	5,564	1,212,340	0.36	1,091
Short-term borrowings	108,117	2.90	783	79,402	0.47	93
Long-term debt	16,813	4.35	185	10,000	1.57	40
Total interest-bearing liabilities	1,338,860	1.96	6,532	1,301,742	0.38	1,224
Non-interest-bearing deposits	213,308			246,581
Other liabilities	10,310			7,589
Shareholders' equity	156,890			144,688
Total liabilities and
shareholders' equity	$1,719,368			$1,700,600
Net interest rate spread		1.87%			2.64%
Margin/net interest income		2.27%	$9,481		2.73%	$11,282
Tax-exempt securities and loans were adjusted to a tax-equivalent basis and are based on the Federal corporate tax rate of 21%
Non-accrual loans and investment securities are included in earning assets.
* Includes loans held-for-sale

QNB Corp. (Consolidated)
Average Balances, Rate, and Interest Income and Expense Summary (Tax-Equivalent Basis)

	Six Months Ended
	June 30, 2023			June 30, 2022
	Average	Average		Average	Average
	Balance	Rate	Interest	Balance	Rate	Interest
Assets
Investment securities:
U.S. Treasury	$1,842	4.57%	$42	$483	0.95%	$2
U.S. Government agencies	101,944	1.11	566	100,963	1.10	553
State and municipal	110,243	2.31	1,272	130,061	2.40	1,564
Mortgage-backed and CMOs	411,760	1.69	3,471	459,872	1.54	3,539
Corporate debt securities	6,631	4.41	146	6,694	4.35	146
Equities	10,215	3.91	198	12,412	3.21	198
Total investment securities	642,635		5,695	710,485	1.69	6,002
Loans:
Commercial real estate	688,959	4.63	15,803	609,508	4.06	12,264
Residential real estate	106,555	1.80	1,921	102,885	1.64	1,684
Home equity loans	57,126	6.34	1,795	54,519	3.55	959
Commercial and industrial	147,568	7.70	5,634	140,715	4.46	3,110
Consumer loans	4,003	6.97	138	4,678	5.10	118
Tax-exempt loans	20,164	3.49	349	19,455	3.40	328
Total loans, net of unearned income*	1,024,375	5.05	25,640	931,760	4.00	18,463
Other earning assets	9,290	6.32	291	5,359	1.34	35
Total earning assets	1,676,300	3.80	31,626	1,647,604	3.00	24,500
Cash and due from banks	13,216			13,401
Allowance for loan losses	(9,113)			(11,236)
Other assets	38,865			38,292
Total assets	$1,719,268			$1,688,061

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing demand	$311,306	0.41%	627	$343,435	0.19%	320
Municipals	113,468	4.13	2,326	112,765	0.37	208
Money market	153,058	1.83	1,386	142,296	0.33	231
Savings	382,775	1.14	2,170	443,311	0.32	704
Time < $100	106,360	1.92	1,013	91,779	0.78	354
Time $100 through $250	103,570	3.27	1,680	47,363	0.69	162
Time > $250	32,894	2.39	390	25,231	0.70	87
Total interest-bearing deposits	1,203,431	1.61	9,592	1,206,180	0.35	2,066
Short-term borrowings	121,443	2.95	1,778	75,462	0.41	152
Long-term debt	11,354	3.64	208	10,000	1.57	79
Total interest-bearing liabilities	1,336,228	1.75	11,578	1,291,642	0.36	2,297
Non-interest-bearing deposits	217,604			245,346
Other liabilities	9,732			7,729
Shareholders' equity	155,704			143,344
Total liabilities and
shareholders' equity	$1,719,268			$1,688,061
Net interest rate spread		2.05%			2.64%
Margin/net interest income		2.41%	$20,048		2.72%	$22,203
Tax-exempt securities and loans were adjusted to a tax-equivalent basis and are based on the Federal corporate tax rate of 21%
Non-accrual loans and investment securities are included in earning assets.
* Includes loans held-for-sale